Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Third Quarter 2011 Financial Results

Record $141.7 Million in Total Revenues

TYSONS CORNER, Va., October 31, 2011 - MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended September 30, 2011 (the third quarter of its 2011 fiscal year).

Third quarter 2011 revenues were $141.7 million, the highest quarterly total revenues in Company history, versus $114.5 million for the third quarter of 2010, a 24% increase. Product licenses revenues for the third quarter of 2011 were $39.3 million versus $32.2 million for the third quarter of 2010, a 22% increase. Product support and other services revenues for MicroStrategy’s core business intelligence (BI) business in the third quarter of 2011 were $96.6 million versus $77.8 million for the third quarter of 2010, a 24% increase.

Operating expenses for the third quarter of 2011 were $103.5 million versus $77.5 million for the third quarter of 2010, a 34% increase. The increase in operating expenses was primarily due to increased headcount and related expenses, particularly for engineering and sales personnel.

Net income for the third quarter of 2011 was $4.9 million, or $0.44 per share on a diluted basis, compared to $7.4 million, or $0.63 per share on a diluted basis, for the third quarter of 2010. Third quarter 2011 net income included a $3.4 million pre-tax gain on the sale of an equity investment.

For the third quarter of 2011, MicroStrategy’s effective tax rate was 17% compared to 10% for the third quarter of 2010. The higher effective tax rate in the third quarter of 2011 was primarily attributable to certain discrete adjustments that were recorded in the third quarter of 2010, partially offset by stronger results outside the U.S. in the third quarter of 2011 compared to the same period in 2010.

As of September 30, 2011, MicroStrategy had cash and cash equivalents of $186.3 million versus $174.1 million as of December 31, 2010, an increase of $12.2 million. As of September 30, 2011, MicroStrategy had 8,268,079 shares of class A common stock and 2,492,830 shares of class B common stock outstanding.

MicroStrategy Expands Launch of New Mobile, Cloud and Social Media Technologies:

In September 2011, MicroStrategy unveiled several new technologies.

•

MicroStrategy announced the release of Cloud Personal™, a free cloud-based business intelligence service. Cloud Personal combines the Company’s latest technology innovations – MicroStrategy Cloud™, MicroStrategy Visual Insight™, and MicroStrategy Mobile™ – enabling users to easily upload data to the MicroStrategy Cloud, analyze it via rich visualizations, and share powerful insights with colleagues or friends as a mobile application or web browser dashboard.

•

MicroStrategy introduced Wisdom™ for Facebook, a free application that is now available worldwide for both the iPhone® and iPad® on the Apple® iTunes® App Store, as well as in a web-based Facebook app format. Wisdom organizes your Facebook content and provides insights into your network of Facebook friends, so you do not have to contend with information overload and can easily learn from the collective experience of your friends.

•	MicroStrategy also introduced MicroStrategy Wisdom™, a cloud-based application that injects social intelligence into the Facebook applications of corporations.

•

MicroStrategy additionally announced Emma™, a new marketplace for Facebook users. Emma enhances the concept of free classifieds by attaching Facebook credentials to classified listings. Because everyone in the Emma community has a Facebook profile, they can trade with more confidence, whether they are buying or selling products and services or engaging in social transactions such as finding a roommate or rideshare.

The launch of these new offerings followed the release in July 2011 of several other innovative MicroStrategy technologies designed to enable companies to capitalize on the big data, mobile, cloud, and social media trends that are transforming the way commerce is conducted.

•

The Company announced the general availability of MicroStrategy 9.2.1. This latest release of the MicroStrategy Business Intelligence Platform™ features a new product, MicroStrategy Transaction Services™, which allows users to initiate actions and transactions from a mobile device. MicroStrategy Transaction Services helps companies increase the speed and productivity of their businesses by building mobile apps that connect to back-end transactional systems and databases.

•

MicroStrategy also announced the general availability of MicroStrategy Cloud™, a cloud-based platform-as-a-service. MicroStrategy Cloud enables rapid, cost-effective development of business intelligence and mobile and social apps. Compared to traditional on-premises BI approaches, MicroStrategy Cloud is faster to deploy, delivers world-class performance, and offers significant financial advantages.

•

The Company introduced Gateway for Facebook, a new cloud-based service that can interconnect enterprise IT environments and enterprise applications with the Facebook social graph. Gateway for Facebook converts the Facebook social graph data structure into a tabular data structure, making it easier for enterprise applications like CRM, marketing, service, sales, loyalty, and mobile applications to be personalized using data from Facebook.

•

In connection with the Gateway for Facebook launch, MicroStrategy also introduced Alert, a mobile Facebook application that gives Facebook users a new way to follow all of their favorite celebrity and brand Facebook pages. Alert presents users with a consolidated view of the news, events, photos, and videos from their favorite pages, while allowing users to organize those pages into customized groups.

New Customers and New Deals with Existing Customers in Q3 2011 Included:

Activision; Aeropostale; AIG Global Asset Management Holdings Corp.; Banco Espirito Santo; Bank Of America; Belgacom Group; CareSource Management Group Co.; Comcast Entertainment Group; CSC

Holdings; Dana Farber Cancer Institute; Dell Computer Corporation; Deutsche Bank Securities; Diageo North America; Electronic Arts; Endo Pharmaceuticals; ESPN; Google; Grange Insurance; Groupon.com; Hannover Rückversicherung AG; Kassenärztliche Bundesvereinigung; Kohl’s Department Stores; MacIntosh Retail Group NV; McDonald’s Corporation; MedStar Health; Mercer (US) Inc.; Metropolitan Life Insurance Co.; Navteq; Nedbank Ltd; Netflix; Olympus Corporation; Pacific Sunwear; PF Chang’s China Bistro; Polo Ralph Lauren Corporation; Radio Shack Corporation; Rogers Communications Partnership; Salesforce.com; Securitas Direct AB; Shionogi & Co., Ltd.; Social Security Administration; Speedway SuperAmerica LLC; Standard & Poor’s Corporation; Staples, Inc.; Starwood Hotels & Resorts Worldwide, Inc.; TARP Worldwide; and US Capitol Police.

Examples of Customer Deals from Q3 2011:

Pacific Sunwear

Pacific Sunwear, with headquarters in Anaheim, California, is a leading specialty retailer with more than 800 stores in 50 states and Puerto Rico. Pacific Sunwear employees, including executives, merchants and planners, rely on MicroStrategy dashboards to analyze key merchandise sales and inventory metrics, and make real-time business decisions. A recent expansion of MicroStrategy licenses will allow Pacific Sunwear to upgrade to 64-bit functionality to improve performance, scalability, and capacity to support their growing BI environment. Ad-hoc capabilities will also enable end-users to perform drill-down analyses, eliminating the reliance on IT to support the end-user community with reporting needs. Pacific Sunwear selected MicroStrategy for its ease-of-use, superior visualizations and analytical reporting capabilities, as well as its outstanding scalability for big data.

CareSource Management Group Co.

CareSource, based in Dayton, Ohio, is a major not-for-profit, public-sector managed healthcare company that offers services to roughly 870,000 members in Ohio and Michigan. A new MicroStrategy customer, CareSource has chosen the MicroStrategy platform to measure service quality within its provider network. CareSource plans to develop a reporting iPhone app built on the MicroStrategy Mobile platform that will allow employees to remotely access key Healthcare Effectiveness Data and Information Set (HEDIS) quality measures in a visual, intuitive way. The mobile app will leverage HEDIS measures, which are used by more than 90 percent of America’s health plans to measure performance on important dimensions of care and service. MicroStrategy was chosen following an extensive analysis of competitive business intelligence products.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a leading provider of enterprise software platforms for business intelligence (BI), mobile intelligence, and social intelligence applications. MicroStrategy’s BI platform enables leading organizations worldwide to analyze the vast amounts of data stored across their enterprises to make better business decisions. Companies choose MicroStrategy BI for its ease-of-use, sophisticated analytics, and superior data and user scalability. The MicroStrategy BI platform delivers actionable information to business users via the web and mobile devices. MicroStrategy’s mobile intelligence platform helps companies and organizations build, deploy, and maintain mobile apps across a range of solutions by embedding intelligence, transactions, and multimedia into apps. MicroStrategy’s social intelligence platform includes a number of applications that help enterprises harness the power of social networks for marketing and e-commerce, as well as a suite of free “friendly” consumer apps that use MicroStrategy’s enterprise technologies. MicroStrategy’s social intelligence platform helps companies leverage the value of social networks to better understand and engage their customers and fans. The MicroStrategy Cloud offering combines MicroStrategy and third-party software, hardware, and services to enable rapid, cost-effective development of hosted BI, mobile, and social applications. To learn more about MicroStrategy (Nasdaq: MSTR), visit www.microstrategy.com and follow us on Facebook (http://www.facebook.com/microstrategy) and Twitter (http://www.twitter.com/microstrategy).

MicroStrategy, MicroStrategy Business Intelligence Platform, MicroStrategy Cloud, MicroStrategy Mobile, Cloud Personal, MicroStrategy Transaction Services, Wisdom, MicroStrategy Wisdom and Emma are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings, including MicroStrategy 9.2.1, MicroStrategy Cloud, Gateway for Facebook, Alert, Cloud Personal, Wisdom for Facebook, MicroStrategy Wisdom, and Emma; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which we have a significant number of customers; currency fluctuations; impairment charges that may be required with respect to the Company’s damaged corporate aircraft; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$39,262	$32,180	$100,072	$79,064
Product support and other services	102,442	82,350	301,812	236,393

Total revenues	141,704	114,530	401,884	315,457

Cost of Revenues
Product licenses	2,284	1,966	6,514	5,741
Product support and other services	34,380	25,274	97,854	67,472

Total cost of revenues	36,664	27,240	104,368	73,213

Gross profit	105,040	87,290	297,516	242,244

Operating Expenses
Sales and marketing	61,451	42,002	173,904	114,750
Research and development	20,434	13,675	50,306	36,818
General and administrative	21,618	21,816	67,218	58,950

Total operating expenses	103,503	77,493	291,428	210,518

Income from operations before financing and other income and income taxes	1,537	9,797	6,088	31,726

Financing and Other Income (Expense)
Interest income, net	18	192	139	309
Gain on sale of investment	3,371	—	3,371	—
Other income (expense), net	969	(1,817)	22	3,176

Total financing and other income (expense)	4,358	(1,625)	3,532	3,485

Income from operations before income taxes	5,895	8,172	9,620	35,211
Provision for income taxes	974	821	680	9,341

Net income	$4,921	$7,351	$8,940	$25,870

Basic earnings per share (1)	$0.46	$0.66	$0.84	$2.24

Weighted average shares outstanding used in computing basic earnings per share	10,729	11,206	10,703	11,572

Diluted earnings per share (1)	$0.44	$0.63	$0.81	$2.16

Weighted average shares outstanding used in computing diluted earnings per share	11,072	11,603	11,061	11,976

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2011	2010	2011	2010	2011	2010

Revenues
Product licenses	$39,262	$32,180	$—	$—	$39,262	$32,180
Product support and other services	96,561	77,753	—	—	96,561	77,753
Angel.com services	—	—	5,881	4,597	5,881	4,597

Total revenues	135,823	109,933	5,881	4,597	141,704	114,530

Cost of Revenues
Product licenses	2,284	1,966	—	—	2,284	1,966
Product support and other services	31,478	23,162	—	—	31,478	23,162
Angel.com services	—	—	2,902	2,112	2,902	2,112

Total cost of revenues	33,762	25,128	2,902	2,112	36,664	27,240

Gross profit	102,061	84,805	2,979	2,485	105,040	87,290

Operating Expenses
Sales and marketing	58,494	39,979	2,957	2,023	61,451	42,002
Research and development	19,144	12,773	1,290	902	20,434	13,675
General and administrative	20,793	21,223	825	593	21,618	21,816

Total operating expenses	98,431	73,975	5,072	3,518	103,503	77,493

Income (loss) from operations before financing and other income and income taxes	3,630	10,830	(2,093)	(1,033)	1,537	9,797

Financing and Other Income (Expense)
Interest income, net	18	192	—	—	18	192
Gain on sale of investment	3,371	—	—	—	3,371	—
Other income (expense), net	925	(1,785)	44	(32)	969	(1,817)

Total financing and other income (expense)	4,314	(1,593)	44	(32)	4,358	(1,625)

Income (loss) from operations before income taxes	$7,944	$9,237	$(2,049)	$(1,065)	$5,895	$8,172
Provision for income taxes					974	821

Net income					$4,921	$7,351

Basic earnings per share					$0.46	$0.66

Weighted average shares outstanding used in computing basic earnings per share					10,729	11,206

Diluted earnings per share					$0.44	$0.63

Weighted average shares outstanding used in computing diluted earnings per share					11,072	11,603

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30,		September 30,		September 30,
	2011	2010	2011	2010	2011	2010

Revenues
Product licenses	$100,072	$79,064	$—	$—	$100,072	$79,064
Product support and other services	283,127	223,618	—	—	283,127	223,618
Angel.com services	—	—	18,685	12,775	18,685	12,775

Total revenues	383,199	302,682	18,685	12,775	401,884	315,457

Cost of Revenues
Product licenses	6,514	5,741	—	—	6,514	5,741
Product support and other services	89,385	61,716	—	—	89,385	61,716
Angel.com services	—	—	8,469	5,756	8,469	5,756

Total cost of revenues	95,899	67,457	8,469	5,756	104,368	73,213

Gross profit	287,300	235,225	10,216	7,019	297,516	242,244

Operating Expenses
Sales and marketing	164,876	109,642	9,028	5,108	173,904	114,750
Research and development	46,917	34,416	3,389	2,402	50,306	36,818
General and administrative	64,949	57,415	2,269	1,535	67,218	58,950

Total operating expenses	276,742	201,473	14,686	9,045	291,428	210,518

Income (loss) from operations before financing and other income and income taxes	10,558	33,752	(4,470)	(2,026)	6,088	31,726

Financing and Other Income (Expense)
Interest income, net	139	309	—	—	139	309
Gain on sale of investment	3,371	—	—	—	3,371	—
Other income (expense), net	55	3,186	(33)	(10)	22	3,176

Total financing and other income (expense)	3,565	3,495	(33)	(10)	3,532	3,485

Income (loss) from operations before income taxes	$14,123	$37,247	$(4,503)	$(2,036)	$9,620	$35,211
Provision for income taxes					680	9,341

Net income					$8,940	$25,870

Basic earnings per share					$0.84	$2.24

Weighted average shares outstanding used in computing basic earnings per share					10,703	11,572

Diluted earnings per share					$0.81	$2.16

Weighted average shares outstanding used in computing diluted earnings per share					11,061	11,976

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30,	December 31,
	2011	2010
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$186,300	$174,097
Restricted cash and short-term investments	413	284
Accounts receivable, net	77,084	82,056
Prepaid expenses and other current assets	19,956	26,751
Deferred tax assets, net	26,640	13,670

Total current assets	310,393	296,858

Property and equipment, net	87,497	65,033
Capitalized software development costs, net	9,188	9,059
Deposits and other assets	5,807	5,587
Deferred tax assets, net	2,309	5,029

Total Assets	$415,194	$381,566

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$40,754	$36,683
Accrued compensation and employee benefits	54,875	60,201
Deferred revenue and advance payments	97,452	89,331
Deferred tax liabilities	371	355

Total current liabilities	193,452	186,570

Deferred revenue and advance payments	11,039	7,878
Other long-term liabilities	42,992	37,946
Deferred tax liabilities	3,733	—

Total Liabilities	251,216	232,394

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 14,673 shares issued and 8,268 shares outstanding, and 14,351 shares issued and 7,947 shares outstanding, respectively	15	14
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,493 and 2,694 shares issued and outstanding, respectively	2	3
Additional paid-in capital	461,469	455,374
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(1,684)	(1,455)
Retained earnings	179,360	170,420

Total Stockholders’ Equity	163,978	149,172

Total Liabilities and Stockholders’ Equity	$415,194	$381,566

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2011	2010

Operating activities:
Net income	$8,940	$25,870
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,905	9,313
Bad debt expense	941	2,429
Deferred taxes	(2,734)	(509)
Excess tax benefits from share-based compensation arrangements	(3,791)	(115)
Gain on sale of investment	(3,371)	—
Other, net	—	26
Changes in operating assets and liabilities:
Accounts receivable	4,389	(4,180)
Prepaid expenses and other current assets	4,960	(2,615)
Deposits and other assets	(316)	(707)
Accounts payable and accrued expenses	(762)	1,462
Accrued compensation and employee benefits	(5,261)	1,243
Deferred revenue and advance payments	11,411	12,922
Other long-term liabilities	5,065	10,799

Net cash provided by operating activities	32,376	55,938
Investing activities:
Proceeds from sale of investment	3,371	—
Purchases of property and equipment	(29,128)	(11,817)
Capitalized software development costs	(5,907)	(2,185)
Insurance proceeds	5,675	—
(Increase) decrease in restricted cash and investments	(161)	248

Net cash used in investing activities	(26,150)	(13,754)
Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	2,207	240
Excess tax benefits from share-based compensation arrangements	3,791	115
Purchases of treasury stock	—	(81,618)

Net cash provided by (used in) financing activities	5,998	(81,263)
Effect of foreign exchange rate changes on cash and cash equivalents	(21)	(1,388)

Net increase (decrease) in cash and cash equivalents	12,203	(40,467)
Cash and cash equivalents, beginning of period	174,097	224,769

Cash and cash equivalents, end of period	$186,300	$184,302